Office Properties Income Trust Fourth Quarter 2024 Financial Results and Supplemental Information February 13, 2025 Richland, WA Exhibit 99.2

Q4 2024 2 Table of Contents QUARTERLY RESULTS Office Properties Income Trust Announces Fourth Quarter 2024 Financial Results ........................................................ 4 Fourth Quarter 2024 Highlights ................................................................................................................................................. 5 FINANCIALS Key Financial Data ......................................................................................................................................................................... 7 Consolidated Statements of Income (Loss) .............................................................................................................................. 8 Consolidated Balance Sheets ..................................................................................................................................................... 9 Debt Summary ............................................................................................................................................................................... 10 Debt Maturity Schedule ................................................................................................................................................................ 11 Leverage Ratios, Coverage Ratios and Public Debt Covenants ........................................................................................... 12 Capital Expenditures Summary .................................................................................................................................................. 13 Property Dispositions .................................................................................................................................................................... 14 Investment in Unconsolidated Joint Venture ........................................................................................................................... 15 PORTFOLIO INFORMATION Summary Same Property Results ................................................................................................................................................ 17 Occupancy and Leasing Summary ............................................................................................................................................. 18 Tenant Diversity and Credit Characteristics ............................................................................................................................. 19 Tenants Representing 1% or More of Total Annualized Rental Income ............................................................................. 20 Lease Expiration Schedule ........................................................................................................................................................... 21 APPENDIX Company Profile and Governance Information ....................................................................................................................... 23 Calculation and Reconciliation of NOI and Cash Basis NOI .................................................................................................. 24 Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI .......................................... 25 Property Details (by Collateral Pool) .......................................................................................................................................... 26 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre .................................................................................................. 34 Calculation of FFO, Normalized FFO and CAD ....................................................................................................................... 35 Non-GAAP Financial Measures and Certain Definitions ........................................................................................................ 36 WARNING CONCERNING FORWARD-LOOKING STATEMENTS ....................................................................................................... 38 Trading Symbols: Common Shares: OPI Senior Unsecured Notes due 2050: OPINL Investor Relations Contact: Kevin Barry, Senior Director (617) 219-1410 kbarry@opireit.com ir@opireit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 www.opireit.com All amounts in this presentation are unaudited. Unless otherwise noted, all data presented in this presentation excludes two properties, which are encumbered by a $50.0 million mortgage note, owned by an unconsolidated joint venture in which OPI owns a 51% interest. See page 15 for information regarding this joint venture and its related mortgage note. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

Q4 2024 3RETURN TO TABLE OF CONTENTS Quarterly Results

Q4 2024 4RETURN TO TABLE OF CONTENTS OFFICE PROPERTIES INCOME TRUST ANNOUNCES FOURTH QUARTER 2024 FINANCIAL RESULTS "To end the year, we advanced our asset disposition and refinancing objectives by selling 17 office properties for approximately $114 million and closing a series of private debt exchanges addressing all of our 2025 debt maturities. During the fourth quarter, we completed 359,000 square feet of new and renewal leasing at a 24.3% roll-up in rent and a weighted average lease term of 7.1 years. Same- property portfolio occupancy grew to 89.4% while same property cash basis NOI increased 4.9% year over year. As we look ahead, we continue to face sector headwinds and pending debt maturities. Accordingly, we remain focused on tenant retention and attracting new tenants to our properties as well as evaluating strategies to address future debt maturities as we navigate liquidity concerns and debt covenant constraints. With respect to our pending debt maturities, we launched a new debt exchange offer last week, which invites participation by our 2026 holders in addition to our 2027 and 2031 debt holders.” Yael Duffy, President and Chief Operating Officer Newton, MA (February 13, 2025). Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended December 31, 2024. Distribution OPI has declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on January 27, 2025. This distribution will be paid on or about February 20, 2025. Conference Call A conference call discussing OPI's fourth quarter results will be held on Friday, February 14, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 2499443. A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of OPI. About Office Properties Income Trust OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of December 31, 2024, approximately 58% of OPI's revenues were from investment grade rated tenants. OPI owned 128 properties as of December 31, 2024, with approximately 17.8 million square feet located in 29 states and Washington, D.C. In 2024, OPI was named as an Energy Star® Partner of the Year for the seventh consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $40 billion in assets under management as of December 31, 2024, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Q4 2024 5RETURN TO TABLE OF CONTENTS Fourth Quarter 2024 Highlights Portfolio Update • Executed 359,000 square feet of total leasing at a weighted average lease term of 7.1 years, with lease renewals accounting for 91% of leased square footage. • Ended the quarter with same property portfolio occupancy of 89.4% and a weighted average lease term of 7.4 years (by annualized revenue). Financial Results • Net loss of $148.7 million, or $2.52 per common share. • Normalized FFO of $20.9 million, or $0.36 per common share. • Same property cash basis NOI of $60.9 million, representing an increase of 4.9% year over year. Disposition Activity • Sold 17 properties, consisting of approximately 1,791,000 square feet for an aggregate sales price of $114.5 million, excluding closing costs. • Under agreement to sell six properties consisting of approximately 581,000 square feet for an aggregate sales price of $54.8 million, excluding closing costs. Financing Activities and Liquidity • As of February 13, 2025, OPI's total available liquidity consisted of $113.0 million of cash. OPI continues to conclude there is substantial doubt about its ability to continue as a going concern. For further information please refer to Note 1 to OPI's Consolidated Financial Statements included in Part IV, Item 15 of OPI's Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the Securities and Exchange Commission, or SEC, on or about February 13, 2025. • Exchanged an aggregate of $37.8 million of outstanding senior unsecured notes due 2025, or the 2025 Notes, for $42.6 million of new 9.0% senior secured notes due 2029 and 4.4 million common shares. • Issued $445.0 million of new 3.25% senior secured notes due 2027 and 11.5 million common shares and paid $25.0 million in premiums in exchange for, directly or indirectly, $340.0 million of the 2025 Notes. • In January 2025, redeemed the remaining $113.1 million of the 2025 Notes using cash on hand. • In February 2025, OPI announced it is offering to exchange its outstanding 2.65% senior unsecured notes due 2026, 2.40% senior unsecured notes due 2027 and 3.45% senior unsecured notes due 2031 for up to $175 million in aggregate principal of new 8.0% senior guaranteed unsecured notes due 2030.

Q4 2024 6RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Selected Income Statement Data:					
Rental income	$ 118,238	$ 120,620	$ 123,686	$ 139,435	$ 133,773
Net (loss) income	$ (148,680)	$ (58,414)	$ 76,171	$ (5,184)	$ (37,151)
NOI	$ 71,244	$ 69,205	$ 76,046	$ 88,248	$ 80,871
Adjusted EBITDAre	$ 68,152	$ 65,001	$ 71,469	$ 73,799	$ 76,216
FFO	$ (78,679)	$ 21,640	$ 258,969	$ 48,183	$ 44,590
Normalized FFO	$ 20,946	$ 22,114	$ 33,171	$ 38,317	$ 45,872
CAD	$ (16,296)	$ (19,066)	$ (1,079)	$ 22,340	$ 8,560
Rolling four quarter CAD	$ (14,101)	$ 10,755	$ 47,174	$ 64,035	$ 72,873
Per Common Share Data (basic and diluted):					
Net (loss) income	$ (2.52)	$ (1.14)	$ 1.56	$ (0.11)	$ (0.77)
FFO	$ (1.34)	$ 0.42	$ 5.32	$ 0.99	$ 0.92
Normalized FFO	$ 0.36	$ 0.43	$ 0.68	$ 0.79	$ 0.95
CAD	$ (0.28)	$ (0.37)	$ (0.02)	$ 0.46	$ 0.18
Rolling four quarter CAD	$ (0.27)	$ 0.21	$ 0.97	$ 1.32	$ 1.51
Dividends:					
Annualized dividends paid per common share during the period	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 1.00
Annualized dividend yield (at end of period)	4.0%	1.8%	2.0%	2.0%	13.7%
Annualized normalized FFO payout ratio	2.8%	2.3%	1.5%	1.3%	26.3%
Rolling four quarter CAD payout ratio [(1)]	(14.8%)	19.0%	4.1%	3.0%	65.8%
Selected Balance Sheet Data:					
Total gross assets	$ 4,440,936	$ 4,345,425	$ 4,410,554	$ 4,637,482	$ 4,639,848
Total assets	$ 3,822,286	$ 3,725,951	$ 3,799,856	$ 3,957,930	$ 3,989,669
Total liabilities	$ 2,669,482	$ 2,447,365	$ 2,470,157	$ 2,707,566	$ 2,733,990
Total shareholders' equity	$ 1,152,804	$ 1,278,586	$ 1,329,699	$ 1,250,364	$ 1,255,679

	As of 12/31/2024
Capitalization:	
Total common shares (at end of period)	69,824,743
Closing price (at end of period)	$ 1.00
Equity market capitalization (at end of period)	$ 69,825
Debt (principal balance)	2,626,524
Total market capitalization	$ 2,696,349
Liquidity:	
Cash and cash equivalents	$ 261,318
Availability under $325,000 secured revolving credit facility [(2)]	–
Total liquidity	$ 261,318

(1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share.
(2) Availability under OPI's secured revolving credit facility is subject to ongoing minimum performance and market values of the collateral properties and meeting required financial covenants. As of December 31, 2024, OPI was fully drawn on its revolving credit facility.



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Q4 2024 7

Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Rental income	$ 118,238	$ 133,773	$ 501,979	$ 533,553
Expenses:				
Real estate taxes	15,006	17,340	62,369	62,831
Utility expenses	5,685	6,316	27,467	26,778
Other operating expenses	26,303	29,246	107,400	109,883
Depreciation and amortization	47,958	53,695	194,737	209,254
Loss on impairment of real estate	7,999	11,299	181,578	11,299
Transaction related costs [1]	173	1,282	1,144	31,816
General and administrative	5,267	5,301	21,128	22,731
Total expenses	108,391	124,479	595,823	474,592
(Loss) gain on sale of real estate	(13,418)	3,293	(7,410)	3,780
Interest and other income	1,889	257	3,668	1,039
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $4,202, $2,401, $13,463 and $9,209 respectively)	(47,340)	(30,056)	(163,745)	(110,647)
(Loss) gain on early extinguishment of debt	(99,452)	–	126,185	–
Loss before income tax expense and equity in net losses of investees	(148,474)	(17,212)	(135,146)	(46,867)
Income tax expense	(24)	(15)	(203)	(351)
Equity in net losses of investees	(182)	(741)	(758)	(3,031)
Loss on impairment of equity method investment	–	(19,183)	–	(19,183)
Net loss	$ (148,680)	$ (37,151)	$ (136,107)	$ (69,432)
Weighted average common shares outstanding (basic and diluted)	58,888	48,463	51,806	48,389
Per common share amounts (basic and diluted):				
Net loss	$ (2.52)	$ (0.77)	$ (2.63)	$ (1.44)
Additional Data:				
General and administrative expenses / total assets (at end of period)	0.14%	0.13%	0.55%	0.57%
Non-cash straight line rent adjustments included in rental income	$ 7,306	$ 9,074	$ 31,102	$ 26,194
Lease value amortization included in rental income	$ 372	$ 56	$ 402	$ 252
Lease termination fees included in rental income	$ 744	$ 1,554	$ 13,607	$ 4,714
Non-cash amortization included in other operating expenses	$ 121	$ 121	$ 484	$ 484
Non-cash amortization included in general and administrative expenses	$ 151	$ 151	$ 603	$ 603


Sacramento, CA

(1) Consists of costs related to OPI's evaluation of potential transactions.

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Q4 2024 8

Q4 2024 9RETURN TO TABLE OF CONTENTS December 31, 2024 2023 ASSETS Real estate properties: Land $ 711,039 $ 786,310 Buildings and improvements 2,946,520 3,279,369 Total real estate properties, gross 3,657,559 4,065,679 Accumulated depreciation (618,650) (650,179) Total real estate properties, net 3,038,909 3,415,500 Assets of properties held for sale 32,199 37,310 Investments in unconsolidated joint ventures 17,370 18,128 Acquired real estate leases, net 193,739 263,498 Cash and cash equivalents 261,318 12,315 Restricted cash 13,847 14,399 Rents receivable 155,668 133,264 Deferred leasing costs, net 97,642 86,971 Other assets, net 11,594 8,284 Total assets $ 3,822,286 $ 3,989,669 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured debt, net $ 662,277 $ 2,400,478 Secured debt, net 1,872,357 172,131 Liabilities of properties held for sale 765 2,525 Accounts payable and other liabilities 118,689 140,166 Due to related persons 5,869 7,025 Assumed real estate lease obligations, net 9,525 11,665 Total liabilities 2,669,482 2,733,990 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 69,824,743 and 48,755,415 shares issued and outstanding, respectively 698 488 Additional paid in capital 2,656,548 2,621,493 Cumulative net (loss) income (35,933) 100,174 Cumulative common distributions (1,468,509) (1,466,476) Total shareholders’ equity 1,152,804 1,255,679 Total liabilities and shareholders’ equity $ 3,822,286 $ 3,989,669 Consolidated Balance Sheets (dollars in thousands, except per share data) Sterling, VA

Debt Summary

OFFICE PROPERTIES INCOME TRUST

As of December 31, 2024 Pro Forma [(1)]
(dollars in thousands)

	Coupon Rate [(6)]	Interest Rate [(7)]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
$325,000 secured revolving credit facility [(2)]	7.910%	7.910%	$ 325,000	1/29/2027	$ 325,000	2.1
$100,000 secured term loan [(2)]	7.910%	7.910%	100,000	1/29/2027	100,000	2.1
Subtotal / weighted average	7.910%	7.910%	425,000		425,000	2.1
Secured Fixed Rate Debt:						
Senior secured notes due 2027 [(3)]	3.250%	11.368%	444,992	3/15/2027	267,992	2.2
Mortgage debt - One property	8.272%	8.272%	42,700	7/1/2028	42,700	3.5
Mortgage debt - One property	8.139%	8.139%	26,340	7/1/2028	26,340	3.5
Mortgage debt - Two properties	7.671%	7.671%	54,300	10/6/2028	54,300	3.8
Senior secured notes due 2029 [(4)]	9.000%	10.589%	300,000	3/31/2029	300,000	4.2
Senior secured notes due 2029 [(5)]	9.000%	9.000%	609,999	9/30/2029	609,999	4.8
Mortgage debt - One property	7.210%	7.210%	30,680	7/1/2033	29,105	8.5
Mortgage debt - One property	7.305%	7.305%	8,400	7/1/2033	8,400	8.5
Mortgage debt - One property	7.717%	7.717%	14,900	9/1/2033	14,900	8.7
Subtotal / weighted average	7.190%	9.859%	1,532,311		1,353,736	4.0
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2026	2.650%	2.815%	140,488	6/15/2026	140,488	1.5
Senior unsecured notes due 2027	2.400%	2.541%	80,784	2/1/2027	80,784	2.1
Senior unsecured notes due 2031	3.450%	3.550%	114,355	10/15/2031	114,355	6.8
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	25.5
Subtotal / weighted average	4.006%	4.098%	497,627		497,627	10.6
Total / weighted average	6.669%	8.354%	$2,454,938		$2,276,363	4.8

(1) Pro forma for the full redemption of the 2025 Notes completed in January 2025.

(2) OPI's secured revolving credit facility and term loan are governed by an amended and restated credit agreement, or the Credit Agreement. OPI is required to pay interest under the Credit Agreement at a rate of SOFR plus a margin of 350 basis points. OPI also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under its secured revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, OPI can extend the maturity date of the secured revolving credit facility by one year. As of December 31, 2024, OPI was fully drawn under its revolving credit facility. The Credit Agreement is secured by first mortgage liens on 19 properties. See Pages 26 to 33 for additional information regarding these collateral properties.

(3) These notes are guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 37 properties and second mortgage liens on the 19 properties that secure OPI's $609,999 senior secured notes due 2029. These notes require quarterly principal amortization of $6,500 and a principal payment of $125,000 by March 1, 2026. See Pages 26 to 33 for additional information regarding these collateral properties.

(4) These notes are guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 17 properties. See Pages 26 to 33 for additional information regarding these collateral properties.

(5) These notes are secured by first mortgage liens on 19 properties and second mortgage liens on the 19 properties that secure the Credit Agreement. See Pages 26 to 33 for additional information regarding these collateral properties.

(6) Reflects the interest rate stated in, or determined pursuant to, the contract terms.

(7) Includes the effect of discounts and premiums on senior notes. Excludes the effect of debt issuance costs amortization.

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Q4 2024 10

Q4 2024 11RETURN TO TABLE OF CONTENTS $140,488 $80,784 $276,355 $425,000 $26,000 $151,000 $267,992 $123,487 $910,278 $53,554 Unsecured Fixed Rate Debt Secured Floating Rate Debt Secured Fixed Rate Debt 2025 2026 2027 2028 2029 2030 and thereafter 0 200,000 400,000 600,000 800,000 1,000,000 Debt Maturity Schedule As of December 31, 2024 Pro Forma (1) (dollars in thousands) Fixed vs. Variable Rate Debt Fixed 82.7% Variable 17.3% Secured vs. Unsecured Debt Unsecured 20.3% Secured 79.7% (1) See accompanying notes on previous page.

Leverage Ratios, Coverage Ratios and Public Debt Covenants

OFFICE PROPERTIES INCOME TRUST

	As of and for the Three Months Ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Leverage Ratios:					
Net debt / total gross assets	53.3%	53.2%	52.3%	56.2%	55.6%
Net debt / gross book value of real estate assets	50.7%	47.1%	45.7%	50.1%	49.3%
Secured debt / total assets	51.2%	36.1%	34.8%	19.4%	4.4%
Variable rate debt / net debt	18.0%	13.0%	12.1%	11.1%	7.9%
Coverage Ratios:					
Rolling four quarter Adjusted EBITDAre / rolling four quarter interest expense	1.7x	2.0x	2.3x	2.6x	2.8x
Net debt / rolling four quarter Adjusted EBITDAre	8.5x	8.1x	7.7x	8.4x	8.2x
Public Debt Covenants: (1)					
Maintenance Covenant					
Total unencumbered assets / unsecured debt (minimum 150.0%)	169.2%	244.4%	237.1%	178.1%	205.9%
Incurrence Covenants					
Total debt / adjusted total assets (maximum 60.0%)	49.8%	45.1%	45.5%	49.6%	48.8%
Secured debt / adjusted total assets (maximum 40.0%)	39.7%	26.0%	26.0%	14.5%	3.3%
Consolidated income available for debt service / debt service (minimum 1.50x)	1.6x	1.7x	1.8x	2.3x	2.8x


Washington, D.C.

(1) Calculation of public debt covenants is pro forma for the full redemption of the 2025 Notes.

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Q4 2024 12

Q4 2024 13RETURN TO TABLE OF CONTENTS For the Three Months Ended 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Lease related costs $ 27,107 $ 29,148 $ 25,965 $ 16,768 $ 18,497 Building improvements 6,229 5,225 4,085 4,474 10,877 Recurring capital expenditures 33,336 34,373 30,050 21,242 29,374 Development, redevelopment and other activities (1) 2,813 864 3,862 6,911 19,371 Total capital expenditures $ 36,149 $ 35,237 $ 33,912 $ 28,153 $ 48,745 Average rentable sq. ft. during period 18,653 19,918 20,293 20,417 20,623 Building improvements per average sq. ft. during period $ 0.33 $ 0.26 $ 0.20 $ 0.22 $ 0.53 Capital Expenditures Summary (dollars and sq. ft. in thousands, except per sq. ft. data) (1) Includes capitalized interest and other operating costs of $2,640 since October 1, 2023. Capital Expenditures Summary Fairfax, VA

Q4 2024 14RETURN TO TABLE OF CONTENTS Dispositions: Date Sold Location Number of Properties Sq. Ft. Gross Sales Price Gross Sales Price Per Sq. Ft. 3/21/2024 Chicago, IL 1 248 $ 38,500 $ 155.24 7/31/2024 Malden, MA 1 126 7,800 61.90 8/13/2024 Indianapolis, IN 3 434 10,100 23.27 9/10/2024 Atlanta, GA 1 126 17,610 139.76 9/11/2024 San Jose, CA 1 64 10,800 168.75 11/1/2024 Colorado Springs, CO 1 156 26,164 167.72 11/19/2024 Rocklin, CA 1 19 2,627 138.26 11/22/2024 Lakewood, CO 3 213 8,100 38.03 12/6/2024 Atlanta, GA 5 379 18,100 47.76 12/6/2024 Florence, KY 1 168 3,250 19.35 12/9/2024 Sacramento, CA 1 338 21,000 62.13 12/17/2024 Reston, VA 1 131 7,200 54.96 12/20/2024 Kansas City, MO 1 87 8,000 91.95 12/27/2024 Westford, MA 1 175 5,100 29.14 12/30/2024 Provo, UT 2 125 15,000 120.00 2/11/2025 Parsippany, NJ 1 100 5,750 57.50 Total 25 2,889 $ 205,101 $ 70.99 Property Dispositions Since January 1, 2024 (dollars and sq. ft. in thousands, except per sq. ft. data) Irving, TX

Investment in Unconsolidated Joint Venture

OFFICE PROPERTIES INCOME TRUST

As of December 31, 2024
(dollars and sq. ft. in thousands)

Unconsolidated Joint Venture:

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term [1]
Prosperity Metro Plaza	51%	$ 17,370	2	Fairfax, VA	346	73.5%	3.1 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [2]	Maturity Date	Principal Balance	Annualized Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance [3]
Prosperity Metro Plaza [4]	51%	4.090%	12/1/2029	$ 50,000	$ 2,045	$ 45,246	$ 25,500

Results of Operations - Prosperity Metro Plaza: [5]

	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2024
Equity in losses	$ (182)	$ (758)
Depreciation and amortization	626	2,495
Other expenses, net [6]	232	925
NOI	676	2,662
Lease value amortization included in rental income [7]	(1)	(3)
Non-cash straight line rent adjustments included in rental income [7]	(5)	(110)
Cash Basis NOI	$ 670	$ 2,549

(1) Lease term is weighted based on annualized rental income.
(2) Includes the effect of mark to market accounting.
(3) Reflects OPI's proportionate share of the principal debt balance based on its ownership percentage of the joint venture; none of the debt is recourse to OPI.
(4) The mortgage loan required interest-only payments through December 2024, subsequent to which the loan requires principal and interest payments through its maturity date.
(5) Reflects OPI's proportionate share of operating results based on its ownership percentage of the joint venture.
(6) Includes interest expense, net of other income.
(7) OPI's unconsolidated joint venture reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint venture by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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Q4 2024 15

Q4 2024 16RETURN TO TABLE OF CONTENTS Portfolio Information

Q4 2024 17RETURN TO TABLE OF CONTENTS For the Three Months Ended For the Year Ended 12/31/2024 12/31/2023 12/31/2024 12/31/2023 Properties (end of period) 118 118 118 118 Rentable sq. ft. 16,455 16,444 16,455 16,444 Percent leased 89.4% 91.7% 89.4% 91.7% Rental income $ 108,771 $ 109,930 $ 430,752 $ 441,813 Same Property NOI $ 67,308 $ 66,295 $ 264,487 $ 277,954 Same Property Cash Basis NOI $ 60,873 $ 58,007 $ 241,194 $ 249,008 Same Property NOI % margin 61.9% 60.3% 61.4% 62.9% Same Property Cash Basis NOI % margin 59.4% 57.0% 59.1% 60.3% Same Property NOI % change 1.5% (4.8%) Same Property Cash Basis NOI % change 4.9% (3.1%) Summary Same Property Results (dollars and sq. ft. in thousands) Norfolk, VA

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Year Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024
Properties (end of period)	128	145	151	151	152	128
Rentable sq. ft.	17,763	19,543	20,293	20,293	20,541	17,763
Percentage leased	85.0%	82.8%	83.5%	85.6%	86.9%	85.0%
Leasing Activity (Sq. Ft.):						
New leases	33	40	24	45	11	142
Renewals	326	947	184	443	185	1,900
Total	359	987	208	488	196	2,042
% Change in GAAP Rent: [1]						
New leases	29.1%	26.3%	(22.2%)	(18.7%)	(13.7%)	2.4%
Renewals	23.7%	0.5%	0.2%	18.4%	1.5%	6.6%
Total	24.3%	1.7%	(1.5%)	10.2%	0.6%	6.3%
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	9.6	8.9	3.7	6.1	7.3	7.3
Renewals	6.8	10.2	4.0	9.6	7.0	8.9
Total	7.1	10.2	4.0	9.3	7.0	8.8
Leasing Cost and Concession Commitments:						
New leases	$ 3,500	$ 1,571	$ 687	$ 2,826	$ 913	$ 8,584
Renewals	11,560	64,345	3,295	8,151	6,545	87,351
Total	$ 15,060	$ 65,916	$ 3,982	$ 10,977	$ 7,458	$ 95,935
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases	$ 105.39	$ 38.64	$ 29.29	$ 63.01	$ 83.83	$ 60.38
Renewals	$ 35.43	$ 68.01	$ 17.89	$ 18.38	$ 35.37	$ 45.98
Total	$ 41.89	$ 66.80	$ 19.18	$ 22.48	$ 38.06	$ 46.98
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 10.97	$ 4.36	$ 7.90	$ 10.29	$ 11.46	$ 8.25
Renewals	$ 5.19	$ 6.65	$ 4.45	$ 1.92	$ 5.06	$ 5.17
Total	$ 5.92	$ 6.57	$ 4.81	$ 2.42	$ 5.43	$ 5.35

(1) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

This leasing summary is based on leases entered during the periods indicated.



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Q4 2024 18

Q4 2024 19RETURN TO TABLE OF CONTENTS Investment Grade 57.9%Not Rated 37.1% Non-Investment Grade 5.0% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of December 31, 2024 U.S. Government: 17.0% Real Estate & Financial: 16.3% Legal & Other Professional Services: 15.1% Technology & Communications: 14.4% Manufacturing & Transportation: 12.1% Government Contractors: 8.2% State and Municipalities: 7.8% Other: 3.8% Life Sciences and Medical: 2.8% Hospitality: 2.5%

Tenants Representing 1% or More of Total Annualized Rental Income

As of December 31, 2024
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	2,508	16.6%	$ 72,587	17.0%
2	Alphabet Inc. (Google)	Investment Grade	386	2.6%	23,004	5.4%
3	Shook, Hardy & Bacon L.L.P.	Not Rated	596	3.9%	19,604	4.6%
4	IG Investments Holdings LLC	Not Rated	339	2.2%	18,303	4.3%
5	Bank of America Corporation	Investment Grade	577	3.8%	17,290	4.0%
6	Sonesta International Hotels Corporation (1)	Not Rated	240	1.6%	10,828	2.5%
7	Northrop Grumman Corporation	Investment Grade	337	2.2%	10,781	2.5%
8	State of California	Investment Grade	365	2.4%	10,570	2.5%
9	State of Georgia	Investment Grade	308	2.0%	7,713	1.8%
10	Sonoma Biotherapeutics, Inc.	Not Rated	84	0.6%	7,189	1.7%
11	Automatic Data Processing, Inc.	Investment Grade	289	1.9%	6,346	1.5%
12	Allstate Insurance Corporation	Investment Grade	458	3.0%	6,270	1.5%
13	Compass Group plc	Investment Grade	267	1.8%	6,076	1.4%
14	Church & Dwight Co., Inc.	Investment Grade	250	1.7%	6,048	1.4%
15	Leidos Holdings Inc.	Investment Grade	159	1.1%	5,962	1.4%
16	Primerica, Inc.	Investment Grade	344	2.3%	5,734	1.3%
17	Science Applications International Corp.	Non Investment Grade	159	1.1%	5,254	1.2%
18	AT&T Inc.	Investment Grade	425	2.8%	5,251	1.2%
19	Berkshire Hathaway Inc.	Investment Grade	134	0.9%	4,674	1.1%
20	Rocky Mountain University of Health Professions, Inc.	Not Rated	170	1.1%	4,606	1.1%
21	CommScope Holding Company Inc.	Non Investment Grade	96	0.6%	4,546	1.1%
22	Day Pitney LLP	Not Rated	100	0.7%	4,522	1.1%
23	Hartford Financial Services Group Inc.	Investment Grade	143	0.9%	4,518	1.1%
24	BAE Systems plc	Investment Grade	165	1.1%	4,442	1.0%
25	Greeneden U.S. Holdings I, LLC	Not Rated	275	1.8%	4,380	1.0%
			9,174	60.7%	$ 276,498	64.7%

(1) Effective January 1, 2025, the existing lease with this tenant was terminated and replaced with a hotel management agreement. For further information please refer to Note 7 to OPI's Consolidated Financial Statements included in Part IV, Item 15 of OPI's Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the SEC on or about February 13, 2025.

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Q4 2024 20

Q4 2024 21RETURN TO TABLE OF CONTENTS Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2025 57 2,067 13.7% 13.7% $ 42,482 9.9% 9.9% 2026 39 522 3.5% 17.2% 18,129 4.2% 14.1% 2027 30 1,789 11.9% 29.1% 46,233 10.8% 24.9% 2028 16 570 3.8% 32.9% 29,157 6.8% 31.7% 2029 33 1,065 7.1% 40.0% 32,706 7.6% 39.3% 2030 29 1,021 6.8% 46.8% 27,079 6.3% 45.6% 2031 20 1,446 9.6% 56.4% 34,786 8.1% 53.7% 2032 13 502 3.3% 59.7% 17,409 4.1% 57.8% 2033 12 1,066 7.1% 66.8% 20,576 4.8% 62.6% 2034 and thereafter 43 5,044 33.2% 100.0% 159,390 37.4% 100.0% Total 292 15,092 100.0% $ 427,947 100.0% Weighted average remaining lease term (in years) 6.9 7.4 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of December 31, 2024 (dollars and sq. ft. in thousands) Houston, TX

Q4 2024 22RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Governance Information

OFFICE PROPERTIES INCOME TRUST

Management:

OPI is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2024, RMR had over $40 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 2,000 properties and over 18,000 employees. OPI believes that being managed by RMR is a competitive advantage for OPI because of RMR's depth of management and experience in the real estate industry. OPI also believes RMR provides management services to it at costs that are lower than OPI would have to pay for similar quality services if OPI were self managed.

Board of Trustees

Donna D. Fraiche
Independent Trustee

Barbara D. Gilmore
Independent Trustee

John L. Harrington
Independent Trustee

William A. Lamkin
Independent Trustee

Elena B. Poptodorova
Lead Independent Trustee

Jeffrey P. Somers
Independent Trustee

Mark A. Talley
Independent Trustee

Jennifer B. Clark
Managing Trustee

Adam D. Portnoy
Chair of the Board & Managing Trustee

Executive Officers

Yael Duffy
President and Chief Operating Officer

Brian E. Donley
Chief Financial Officer and Treasurer

Rating Agencies

Moody's Investors Service
Christian Azzi
Christian.Azzi@moodys.com
(212) 553-9342

S&P Global
Alan Zigman
alan.zigman@spglobal.com
(416) 507-2556

OPI's credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding OPI's performance made by these agencies do not represent opinions, forecasts or predictions of OPI or its management. OPI does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these agencies.

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Q4 2024 23

Calculation and Reconciliation of NOI and Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 118,238	$ 120,620	$ 123,686	$ 139,435	$ 133,773	$ 501,979	$ 533,553
Property operating expenses	(46,994)	(51,415)	(47,640)	(51,187)	(52,902)	(197,236)	(199,492)
NOI	71,244	69,205	76,046	88,248	80,871	304,743	334,061
Non-cash straight line rent adjustments included in rental income	(7,306)	(8,854)	(7,563)	(7,379)	(9,074)	(31,102)	(26,194)
Lease value amortization included in rental income	(372)	59	(56)	(33)	(56)	(402)	(252)
Lease termination fees included in rental income	(744)	(218)	(200)	(12,445)	(1,554)	(13,607)	(4,714)
Non-cash amortization included in other operating expenses	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Cash Basis NOI	$ 62,701	$ 60,071	$ 68,106	$ 68,270	$ 70,066	$ 259,148	$ 302,417
Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:							
Net (loss) income	$ (148,680)	$ (58,414)	$ 76,171	$ (5,184)	$ (37,151)	$ (136,107)	$ (69,432)
Equity in net losses of investees	182	166	180	230	741	758	3,031
Loss on impairment of equity method investment	–	–	–	–	19,183	–	19,183
Income tax expense (benefit)	24	230	(107)	56	15	203	351
(Loss) income before income tax expense (benefit) and equity in net losses of investees	(148,474)	(58,018)	76,244	(4,898)	(17,212)	(135,146)	(46,867)
Loss (gain) on early extinguishment of debt	99,452	(264)	(225,798)	425	–	(126,185)	–
Interest expense	47,340	42,580	38,349	35,476	30,056	163,745	110,647
Interest and other income	(1,889)	(196)	(226)	(1,357)	(257)	(3,668)	(1,039)
Loss (gain) on sale of real estate	13,418	(8,456)	64	2,384	(3,293)	7,410	(3,780)
General and administrative	5,267	4,927	5,290	5,644	5,301	21,128	22,731
Transaction related costs	173	738	–	233	1,282	1,144	31,816
Loss on impairment of real estate	7,999	41,847	131,732	–	11,299	181,578	11,299
Depreciation and amortization	47,958	46,047	50,391	50,341	53,695	194,737	209,254
NOI	71,244	69,205	76,046	88,248	80,871	304,743	334,061
Non-cash amortization included in other operating expenses	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Lease termination fees included in rental income	(744)	(218)	(200)	(12,445)	(1,554)	(13,607)	(4,714)
Lease value amortization included in rental income	(372)	59	(56)	(33)	(56)	(402)	(252)
Non-cash straight line rent adjustments included in rental income	(7,306)	(8,854)	(7,563)	(7,379)	(9,074)	(31,102)	(26,194)
Cash Basis NOI	$ 62,701	$ 60,071	$ 68,106	$ 68,270	$ 70,066	$ 259,148	$ 302,417

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Q4 2024 24

Q4 2024 25RETURN TO TABLE OF CONTENTS For the Three Months Ended For the Year Ended 12/31/2024 12/31/2023 12/31/2024 12/31/2023 Reconciliation of NOI to Same Property NOI: Rental income $ 118,238 $ 133,773 $ 501,979 $ 533,553 Property operating expenses (46,994) (52,902) (197,236) (199,492) NOI 71,244 80,871 304,743 334,061 Less: NOI of properties not included in same property results (3,936) (14,576) (40,256) (56,107) Same Property NOI $ 67,308 $ 66,295 $ 264,487 $ 277,954 Calculation of Same Property Cash Basis NOI: Same Property NOI $ 67,308 $ 66,295 $ 264,487 $ 277,954 Add: Lease value amortization included in rental income (372) (360) (1,135) (1,483) Less: Non-cash straight line rent adjustments included in rental income (5,215) (7,692) (20,452) (25,160) Lease termination fees included in rental income (743) (160) (1,362) (1,997) Non-cash amortization included in property operating expenses (105) (76) (344) (306) Same Property Cash Basis NOI $ 60,873 $ 58,007 $ 241,194 $ 249,008 Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI (dollars in thousands) Columbia, MD

Property Detail (by Collateral Pool)

As of December 31, 2024
(dollars and sq. ft. in thousands)

Encumbered Properties (1)	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Credit Agreement										
2235 Iron Point Road, Folsom, CA	1	96	–	100.0%	4.8	$ 3,036	$ 2,284	$ 2,364	$ –	$ 14,138
4560 Viewridge Road, San Diego, CA	1	93	–	100.0%	6.4	3,561	2,355	2,412	–	27,977
440 First Street, NW, Washington, D.C.	1	142	40	91.4%	6.4	8,329	4,772	4,415	454	93,722
180 Ted Turner Drive SW, Atlanta, GA	1	91	–	100.0%	12.7	3,418	2,423	2,330	618	36,194
600 West Peachtree Street NW, Atlanta, GA	1	387	22	95.0%	4.5	9,502	5,748	5,940	1,650	70,945
1000 West Fulton Market, Chicago, IL	1	545	2	97.1%	4.5	31,054	16,469	15,488	–	363,932
2020 S. Arlington Heights, Arlington Heights, IL	1	58	–	100.0%	16.0	1,794	1,170	1,243	–	18,724
2555 Grand Boulevard, Kansas City, MO	1	596	183	100.0%	6.4	19,604	12,692	13,137	7,417	98,260
2300 Yorkmont Road, Charlotte, NC	1	151	17	100.0%	5.4	3,515	2,076	2,132	–	26,190
2400 Yorkmont Road, Charlotte, NC	1	133	–	100.0%	6.0	2,991	1,644	1,682	–	15,884
14668 Lee Road, Chantilly, VA	1	170	2	97.5%	14.3	5,986	4,041	3,627	94	58,130
14672 Lee Road, Chantilly, VA	1	159	–	100.0%	2.3	5,254	3,626	3,714	–	47,695
1751 Blue Hills Drive, Roanoke, VA	1	399	–	100.0%	8.8	2,160	1,781	1,767	–	15,431
45101 Warp Drive, Sterling, VA	1	161	–	100.0%	9.7	5,078	2,482	153	–	33,631
45201 Warp Drive, Sterling, VA	1	88	–	100.0%	9.7	2,857	1,344	64	–	18,748
45301 Warp Drive, Sterling, VA	1	88	–	100.0%	9.7	2,846	1,358	72	401	50,816
2420 Stevens Center Place, Richland, WA	1	93	–	100.0%	8.8	2,594	1,793	1,518	–	16,635
2430 Stevens Center Place, Richland, WA	1	47	–	100.0%	8.8	1,320	842	702	–	9,177
5353 Yellowstone Road, Cheyenne, WY	1	106	–	92.9%	15.8	2,667	1,771	1,210	940	14,660
Credit Agreement	19	3,603	266	98.4%	6.8	117,566	70,671	63,970	11,574	1,030,889

(1) See notes on Page 10 regarding our debt agreements and encumbrances.

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Q4 2024 26

Property Detail (by Collateral Pool)

As of December 31, 2024
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$445M Senior Notes due 2027										
2115 O'Nel Drive, San Jose, CA	1	99	99	100.0%	1.7	3,609	2,567	2,688	–	24,358
2544 Campbell Place, Carlsbad, CA	1	45	10	100.0%	7.6	967	739	880	1,025	6,882
47131 Bayside Parkway, Fremont, CA	1	101	101	100.0%	2.0	2,569	1,956	2,038	–	17,198
11 Dupont Circle, NW, Washington, D.C.	1	159	–	74.7%	7.5	7,022	2,535	1,956	173	110,200
1401 K Street, NW, Washington, D.C.	1	130	11	57.7%	5.7	3,791	1,630	1,359	28	85,234
20 Massachusetts Avenue NW, Washington, D.C.	1	428	–	56.1%	28.6	10,828	7,095	(1,220)	216	286,849
625 Indiana Avenue, NW, Washington, D.C.	1	165	60	94.7%	6.7	7,694	4,630	4,390	–	65,180
8900 Grand Oak Circle, Tampa, FL	1	68	–	100.0%	7.2	2,068	1,128	1,130	–	15,518
100 North Washington Street, Boston, MA	1	49	13	44.5%	1.8	919	195	223	125	27,607
126-132 North Washington Street, Boston, MA	1	13	13	100.0%	0.6	333	108	108	–	11,864
25 Newport Avenue Extension, Quincy, MA	1	93	6	100.0%	6.2	2,443	1,116	1,065	–	17,055
251 Causeway Street, Boston, MA	1	141	37	25.8%	–	–	(98)	(109)	–	30,308
10320 Little Patuxent Parkway, Columbia, MD	1	155	23	50.5%	3.7	2,415	846	886	328	31,615
2009-2011 Commerce Park Drive, Annapolis, MD	1	51	–	100.0%	12.3	1,808	1,197	1,021	–	11,621
4201 Patterson Avenue, Baltimore, MD	1	85	85	100.0%	0.3	1,348	637	630	88	13,659
520 Gaither Road, Rockville, MD	1	139	–	100.0%	7.2	3,902	2,327	1,217	5,523	45,758
530 Gaither Road, Rockville, MD	1	216	–	100.0%	5.0	7,077	3,603	2,467	1,698	60,889
534 Gaither Road, Rockville, MD	1	3	–	100.0%	11.9	21	(298)	(30)	–	608
540 Gaither Road, Rockville, MD	1	131	90	82.4%	2.1	2,713	2,439	2,338	447	36,723

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Q4 2024 27

Property Detail (by Collateral Pool)

As of December 31, 2024
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$445M Senior Notes due 2027 - Continued										
6315 Hillside Court, Columbia, MD	1	44	29	84.8%	1.1	784	458	501	–	6,053
7001 Columbia Gateway Drive, Columbia, MD	1	117	–	69.5%	5.5	2,380	754	712	1,742	30,883
11411 E. Jefferson Avenue, Detroit, MI (1)	1	56	56	100.0%	0.1	2,352	1,566	1,564	–	14,235
4241 NE 34th Street, Kansas City, MO	1	88	–	100.0%	5.7	2,083	878	871	350	12,065
299 Jefferson Road, Parsippany, NJ	1	151	–	–%	–	–	(828)	(828)	–	20,459
One Jefferson Road, Parsippany, NJ	1	100	100	100.0%	0.7	4,522	2,640	3,213	–	23,718
10b Airline Drive, Colonie, NY	1	64	–	100.0%	6.2	981	338	381	256	10,646
1212 Pittsford - Victor Road, Pittsford, NY	1	55	–	100.0%	5.1	1,144	414	386	–	4,541
8800 Tinicum Boulevard, Philadelphia, PA	1	441	441	100.0%	–	–	6,342	6,452	–	55,181
446 Wrenplace Road, Fort Mill, SC	1	150	–	100.0%	6.8	2,974	2,765	2,625	–	35,392
1511 East Common Street, New Braunfels, TX	1	63	63	100.0%	0.6	1,095	994	1,007	–	9,641
Freeport Pkwy and Esters Blvd, Irving, TX	3	458	458	100.0%	0.5	6,270	5,982	6,266	–	61,604
45600 Woodland Road, Sterling, VA	1	110	110	100.0%	0.3	3,312	2,126	2,142	–	26,603
45610 Woodland Road, Sterling, VA	1	111	34	87.5%	5.0	2,677	1,251	1,276	365	27,699
7987 Ashton Avenue, Manassas, VA	1	69	69	100.0%	1.1	1,654	961	1,082	–	13,869
9960 Mayland Drive, Richmond, VA	1	173	–	99.0%	2.1	3,576	2,248	2,522	–	27,772
$445M Senior Notes due 2027	37	4,521	1,908	83.8%	6.9	97,331	63,241	53,209	12,364	1,279,487

(1) Classified as held for sale as of December 31, 2024.

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Q4 2024 28

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of December 31, 2024
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$300M Senior Notes due 2029										
15451 North 28th Avenue, Phoenix, AZ	1	67	–	100.0%	8.1	1,684	1,189	1,097	329	14,383
2500 Walsh Avenue, Santa Clara, CA	1	66	–	100.0%	10.0	2,804	2,258	1,289	818	22,629
2548 Campbell Place, Carlsbad, CA	1	46	–	100.0%	6.2	1,728	1,569	1,576	–	11,231
350 West Java Drive, Sunnyvale, CA	1	96	–	100.0%	7.9	4,546	3,635	3,549	–	32,903
77 Rio Robles Drive, San Jose, CA	1	68	–	100.0%	5.9	2,524	1,670	1,339	–	26,274
915 L Street, Sacramento, CA	1	164	16	98.4%	5.4	5,957	3,316	3,226	40	50,408
9815 Goethe Road, Sacramento, CA	1	88	–	100.0%	8.6	2,211	1,109	1,021	771	17,327
7850 Southwest 6th Court, Plantation, FL	1	136	–	100.0%	12.8	4,674	2,104	(216)	–	57,887
1224 Hammond Drive NE, Atlanta, GA	1	358	2	100.0%	10.7	18,776	13,158	12,115	192	192,281
1185 South Vinnell Way, Boise, ID	1	30	–	100.0%	17.2	1,024	592	502	–	10,725
1249 South Vinnell Way, Boise, ID	1	60	–	100.0%	6.8	1,409	668	647	860	12,729
1387 South Vinnell Way, Boise, ID	1	91	–	100.0%	6.8	2,024	1,199	1,141	1,309	18,460
12515-4 Research Boulevard, Austin, TX	1	93	–	100.0%	4.6	2,777	2,020	856	–	15,593
3600 Wiseman Boulevard, San Antonio, TX	1	100	–	100.0%	7.8	3,388	2,045	2,043	1,970	18,527
1800 Novell Place, Provo, UT	1	412	–	87.8%	11.0	9,464	7,617	6,884	997	95,981
2101 Bermuda Hundred Drive, Chester, VA	1	225	–	100.0%	9.1	1,414	1,123	1,048	–	14,061
65 Bowdoin Street, S. Burlington, VT	1	26	–	100.0%	4.5	1,226	733	697	–	10,107
$300M Senior Notes due 2029	17	2,126	18	97.5%	9.1	67,630	46,005	38,814	7,286	621,506

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Q4 2024 29

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of December 31, 2024
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$610M Senior Notes due 2029										
445 Jan Davis Drive, Huntsville, AL	1	57	–	100.0%	6.6	1,036	847	830	–	6,839
10350 NW 112th Avenue, Miami, FL	1	79	–	100.0%	3.0	3,462	2,080	2,091	–	19,145
4712 Southpark Boulevard, Ellenwood, GA	1	352	–	100.0%	9.7	4,027	2,601	1,962	3,455	25,110
1415 West Diehl Road, Naperville, IL	1	735	126	59.4%	5.5	10,168	8,135	7,006	2,645	116,728
330 Billerica Road, Chelmsford, MA	1	98	5	59.1%	10.1	1,488	665	575	–	12,723
2645 and 2655 Long Lake Road, Roseville, MN	1	61	4	100.0%	9.8	1,464	817	316	1,673	9,613
18010 Burt Street, Omaha, NE	1	101	–	100.0%	9.6	2,390	1,820	561	–	19,514
2231 Schrock Road, Columbus, OH	1	42	–	100.0%	7.6	521	417	372	–	3,661
10451 Clay Road, Houston, TX	1	97	–	100.0%	4.3	2,312	2,183	2,223	–	23,673
16001 North Dallas Parkway, Addison, TX	2	554	–	100.0%	12.1	16,607	10,745	6,597	24,921	114,252
202 North Castlegory Road, Houston, TX	1	84	–	100.0%	3.0	3,007	1,637	1,667	–	14,396
3400 West Plano Parkway, Plano, TX	1	235	–	100.0%	6.3	1,707	1,985	1,492	–	25,710
4221 W. John Carpenter Freeway, Irving, TX	1	54	–	100.0%	3.4	843	604	617	–	7,253
14660 Lee Road, Chantilly, VA	1	80	–	100.0%	5.0	2,952	1,998	2,063	–	25,639
Two Commercial Place, Norfolk, VA	1	289	–	100.0%	2.5	6,346	3,943	4,081	–	41,810
351 Elliott Ave West, Seattle, WA	1	108	–	–%	–	–	(1,355)	(1,355)	–	40,970
401 Elliott Ave West, Seattle, WA	1	77	–	1.9%	4.2	108	(1,229)	(1,244)	–	103,565
501 Elliott Ave West, Seattle, WA	1	115	–	73.3%	9.8	7,190	4,676	1,037	–	110,774
$610M Senior Notes due 2029	19	3,218	135	82.8%	7.7	65,628	42,569	30,891	32,694	721,375

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Q4 2024 30

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of December 31, 2024
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Mortgage Notes										
145 Rio Robles Drive, San Jose, CA	1	58	–	100.0%	8.6	2,215	1,572	1,468	–	21,283
One Primerica Parkway, Duluth, GA	1	344	–	100.0%	11.0	5,734	5,337	5,096	8,515	55,094
3300 75th Avenue, Landover, MD	1	266	–	100.0%	14.7	4,907	4,404	4,120	–	48,092
1220 Echelon Parkway, Jackson, MS	1	110	–	100.0%	19.9	6,313	2,391	1,962	575	33,660
500 Charles Ewing Boulevard, Ewing, NJ	1	250	–	100.0%	8.4	6,048	5,666	5,782	–	53,509
701 Clay Road, Waco, TX	1	139	–	100.0%	11.0	3,097	1,669	1,889	–	25,789
22330 Glenn Drive, Sterling, VA	1	167	–	100.0%	6.6	5,970	4,055	3,857	–	67,246
Mortgage Notes	7	1,334	–	100.0%	11.8	34,284	25,094	24,174	9,090	304,673
Subtotal Secured	99	14,802	2,327	90.6%	7.9	382,439	247,580	211,058	73,008	3,957,930
Unencumbered Properties										
Unencumbered Properties										
131 Clayton Street, Montgomery, AL	1	58	–	100.0%	2.5	1,690	1,086	1,081	–	12,188
4344 Carmichael Road, Montgomery, AL	1	49	–	100.0%	4.3	1,624	1,139	1,011	–	16,750
711 S 14th Avenue, Safford, AZ	1	36	2	100.0%	4.3	1,069	499	476	49	9,255
100 Redwood Shores Parkway, Redwood City, CA	1	63	61	100.0%	0.9	3,329	2,569	2,642	–	28,847
10949 N. Mather Boulevard, Rancho Cordova, CA	1	94	–	100.0%	2.5	2,609	1,400	1,470	–	22,392
11020 Sun Center Drive, Rancho Cordova, CA	1	83	6	100.0%	11.7	2,024	816	817	1,926	16,103
51 Rio Robles Drive, San Jose, CA	1	61	61	100.0%	0.2	2,557	656	1,537	–	15,062
603 San Juan Avenue, Stockton, CA	1	22	–	100.0%	2.3	971	397	523	–	8,728
12795 West Alameda Parkway, Lakewood, CO	1	167	–	–%	–	–	2,068	2,075	–	5,789
7958 South Chester Street, Centennial, CO	1	168	–	10.5%	8.3	636	(1,048)	(1,058)	–	25,717

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Q4 2024 31

Property Detail (by Collateral Pool)

As of December 31, 2024
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Unencumbered Properties - Continued										
1211 Connecticut Avenue, NW, Washington, D.C.	1	140	37	58.5%	6.0	3,285	1,732	1,563	240	69,712
840 First Street, NE, Washington, D.C.	1	253	73	44.3%	2.5	5,947	1,752	1,929	–	148,357
8305 NW 62nd Avenue, Johnston, IA	1	199	–	100.0%	2.0	3,283	2,671	3,109	–	26,861
7601 Interactive Way, Indianapolis, IN	1	120	–	100.0%	2.5	1,910	1,779	1,825	240	16,911
7635 Interactive Way, Indianapolis, IN	1	155	–	100.0%	2.5	2,470	2,297	2,356	304	19,823
2001-2003 Commerce Park Drive, Annapolis, MD	1	52	5	50.1%	5.4	537	64	10	64	9,334
6310 Hillside Court, Columbia, MD	1	43	7	100.0%	4.5	1,147	624	626	–	5,677
3550 Green Court, Ann Arbor, MI	1	82	–	100.0%	2.8	1,721	1,594	1,629	–	13,391
18020 Burt Street, Omaha, NE	1	101	–	–%	–	–	1,418	1,532	–	14,394
9680 Old Bailes Road, Fort Mill, SC	1	60	–	100.0%	2.9	834	702	701	–	6,542
12515-3 Research Boulevard, Austin, TX	1	55	–	–%	–	–	(620)	(620)	–	8,672
2900 West Plano Parkway, Plano, TX	1	191	–	100.0%	6.3	3,544	1,977	1,407	5,832	21,015
1760 Business Center Drive, Reston, VA	1	275	–	–%	–	–	(726)	(749)	–	80,452
1775 Wiehle Avenue, Reston, VA	1	135	9	62.5%	3.4	2,972	1,435	1,543	202	42,676
9201 Forest Hill Avenue, Richmond, VA	1	50	–	100.0%	3.0	1,349	708	793	–	4,917
Vacant land parcels and other	–	–	–	–%	–	–	(97)	(102)	–	38,820
Unencumbered Properties	25	2,712	261	62.2%	3.5	45,508	26,892	28,126	8,857	688,385

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Q4 2024 32

Q4 2024 33RETURN TO TABLE OF CONTENTS Property Detail (by Collateral Pool) As of December 31, 2024 (dollars and sq. ft. in thousands) Number of Properties Sq. Ft. Sq. Ft. Expiring Through December 31st, 2025 Occupancy Weighted Average Remaining Lease Term Annualized Rental Income Trailing Twelve Months NOI Trailing Twelve Months Cash Basis NOI Unspent Leasing Related Obligations Gross Book Value of Real Estate Assets Unencumbered Properties Held for Sale 3250 and 3260 Jay Street, Santa Clara, CA 2 149 — —% — — 615 702 — 34,761 1920 and 1930 W University Drive, Tempe, AZ 2 100 — —% — — (814) (814) — 13,738 Unencumbered Properties Held for Sale 4 249 — —% — — (199) (112) — 48,499 Subtotal Unencumbered Properties 29 2,961 261 57.0% 3.5 45,508 26,693 28,014 8,857 736,884 Sold Properties — — — —% — — 30,470 20,076 — — Total / Weighted Average 128 17,763 2,588 85.0% 7.4 $ 427,947 $ 304,743 $ 259,148 $ 81,865 $ 4,694,814

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net (loss) income	$ (148,680)	$ (58,414)	$ 76,171	$ (5,184)	$ (37,151)	$ (136,107)	$ (69,432)
Interest expense	47,340	42,580	38,349	35,476	30,056	163,745	110,647
Income tax expense (benefit)	24	230	(107)	56	15	203	351
Depreciation and amortization	47,958	46,047	50,391	50,341	53,695	194,737	209,254
EBITDA	(53,358)	30,443	164,804	80,689	46,615	222,578	250,820
Add (less): Loss on impairment of real estate	7,999	41,847	131,732	–	11,299	181,578	11,299
Loss (gain) on sale of real estate	13,418	(8,456)	64	2,384	(3,293)	7,410	(3,780)
Equity in net losses of investees	182	166	180	230	741	758	3,031
Loss on impairment of equity method investment	–	–	–	–	19,183	–	19,183
EBITDA*re*	(31,759)	64,000	296,780	83,303	74,545	412,324	280,553
Add (less): Transaction related costs	173	738	–	233	1,282	1,144	31,816
General and administrative expense paid in common shares [1]	286	527	487	362	389	1,662	2,257
Loss (gain) on early extinguishment of debt	99,452	(264)	(225,798)	425	–	(126,185)	–
Lease termination fees for sold property	–	–	–	(10,524)	–	(10,524)	–
Adjusted EBITDA*re*	$ 68,152	$ 65,001	$ 71,469	$ 73,799	$ 76,216	$ 278,421	$ 314,626

(1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

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Q4 2024 34

Calculation of FFO, Normalized FFO and CAD

OFFICE PROPERTIES INCOME TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net (loss) income	$ (148,680)	$ (58,414)	$ 76,171	$ (5,184)	$ (37,151)	$ (136,107)	$ (69,432)
Add (less): Depreciation and amortization:							
Consolidated properties	47,958	46,047	50,391	50,341	53,695	194,737	209,254
Unconsolidated joint venture properties	626	616	611	642	857	2,495	3,395
Loss on impairment of real estate	7,999	41,847	131,732	–	11,299	181,578	11,299
Loss on impairment of equity method investment	–	–	–	–	19,183	–	19,183
Loss (gain) on sale of real estate	13,418	(8,456)	64	2,384	(3,293)	7,410	(3,780)
FFO	(78,679)	21,640	258,969	48,183	44,590	250,113	169,919
Add (less): Transaction related costs	173	738	–	233	1,282	1,144	31,816
Loss (gain) on early extinguishment of debt	99,452	(264)	(225,798)	425	–	(126,185)	–
Lease termination fees for sold property	–	–	–	(10,524)	–	(10,524)	–
Normalized FFO	20,946	22,114	33,171	38,317	45,872	114,548	201,735
Add (less): Non-cash expenses [(1)]	14	255	216	(879)	(1,093)	(394)	(6,464)
Depreciation and amortization - unconsolidated joint ventures	(626)	(616)	(611)	(642)	(857)	(2,495)	(3,395)
Equity in net losses of investees	182	166	180	230	741	758	3,031
Non-cash straight line rent adjustments included in rental income	(7,306)	(8,854)	(7,563)	(7,379)	(9,074)	(31,102)	(26,194)
Lease value amortization included in rental income	(372)	59	(56)	(33)	(56)	(402)	(252)
Net amortization of debt premiums, discounts and issuance costs	4,202	2,183	3,634	3,444	2,401	13,463	9,209
Lease termination fees for sold property	–	–	–	10,524	–	10,524	–
Recurring capital expenditures	(33,336)	(34,373)	(30,050)	(21,242)	(29,374)	(119,001)	(104,797)
CAD	$ (16,296)	$ (19,066)	$ (1,079)	$ 22,340	$ 8,560	$ (14,101)	$ 72,873
Weighted average common shares outstanding (basic and diluted)	58,888	51,197	48,648	48,466	48,463	51,806	48,389
Per common share amounts (basic and diluted):							
Net (loss) income	$ (2.52)	$ (1.14)	$ 1.56	$ (0.11)	$ (0.77)	$ (2.63)	$ (1.44)
FFO	$ (1.34)	$ 0.42	$ 5.32	$ 0.99	$ 0.92	$ 4.83	$ 3.51
Normalized FFO	$ 0.36	$ 0.43	$ 0.68	$ 0.79	$ 0.95	$ 2.21	$ 4.17
CAD	$ (0.28)	$ (0.37)	$ (0.02)	$ 0.46	$ 0.18	$ (0.27)	$ 1.51

(1) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and certain other non-cash items.

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Q4 2024 35

Non-GAAP Financial Measures and Certain Definitions

OFFICE PROPERTIES INCOME TRUST

Non-GAAP Financial Measures

OPI presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

NOI and Cash Basis NOI

The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI's property level results of operations. OPI calculates NOI and Cash Basis NOI as shown on page 25 and Same Property NOI and Same Property Cash Basis NOI as shown on page 26. OPI defines NOI as income from OPI's rental of real estate less OPI's property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that OPI calculates the corresponding NOI and Cash Basis NOI amounts, except that OPI only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OPI calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 28. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect OPI's share of EBITDA*re* of its unconsolidated joint venture. In calculating Adjusted EBITDA*re*, OPI adjusts for the items shown on page 28 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than OPI does.

FFO and Normalized FFO

OPI calculates funds from operations, or FFO, and Normalized FFO as shown on page 29. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and OPI's proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, OPI adjusts for the other items shown on page 29 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

Cash Available for Distribution

OPI calculates cash available for distribution, or CAD, as shown on page 29. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

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Q4 2024 36

Q4 2024 37RETURN TO TABLE OF CONTENTS Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets, as defined in OPI's debt agreements. Unencumbered assets is calculated as adjusted total assets for properties not securing debt. Annualized dividend yield is the annualized dividend per common share paid during the period divided by the closing price of OPI's common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from OPI's tenants pursuant to its lease agreements as of December 31, 2024, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to OPI, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on early extinguishment of debt, gains and losses on sales of properties and equity in earnings of OPI's unconsolidated joint venture and including distributions from OPI's unconsolidated joint venture, if any, determined together with debt service for the period presented. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost calculated in accordance with GAAP, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 50.4% of annualized rental income as of December 31, 2024 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 7.5% of annualized rental income as of December 31, 2024 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of December 31, 2024, and includes (i) space being fitted out for tenant occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. REIT is real estate investment trust. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same properties for the three months ended December 31, 2024 is based on properties OPI owned continuously since October 1, 2023; excludes five properties classified as held for sale, five properties affected by significant redevelopment activities and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same properties for the year ended December 31, 2024 is based on properties OPI owned continuously since January 1, 2023; excludes five properties classified as held for sale, five properties affected by significant redevelopment activities and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of same property cash basis rental income. Cash basis rental income excludes non-cash straightline rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of same property rental income. SOFR is the secured overnight financing rate. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income. Non-GAAP Financial Measures and Certain Definitions (Continued)

Q4 2024 38RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: OPI's ability to continue as a going concern; OPI's leverage levels, debt maturities and possible future financings, including its pending exchange offer; OPI’s ability to retain and attract new tenants, and future leasing activity and the demand for office space; OPI's pending or potential dispositions; and the amount and timing of future distributions. Forward-looking statements reflect OPI's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause OPI's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward- looking statements. Some of the risks, uncertainties and other factors that may cause OPI's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: OPI's ability to successfully take actions to address the current substantial doubt as to its ability to continue as a going concern; OPI's ability to comply with the terms of its debt agreements and meet financial covenants; OPI's ability to make required payments on its debt or refinance its debts as they mature or otherwise become due and the possibility that OPI may reorganize through bankruptcy if OPI is unable to satisfy its maturing debt prior to maturity; OPI's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and its ability to obtain new debt or equity financing, and otherwise manage leverage; OPI's ability to effectively raise and balance its use of debt and equity capital; whether OPI's tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that OPI will obtain replacement tenants on terms as favorable to OPI as its prior leases; the likelihood that OPI's government tenants will be negatively impacted by government budget constraints, or changes in the use of real estate by government agencies; OPI's ability to increase or maintain occupancy at its properties on terms desirable to OPI and its ability to increase rents when its leases expire or renew; the impact of unfavorable market and commercial real estate industry conditions due to uncertainties surrounding interest rates and high inflation, supply chain disruptions, volatility in the public equity and debt markets and in commercial real estate markets, generally and in the sectors OPI operates, geopolitical instability and tensions, economic downturns or a possible recession, labor market challenges or changes in real estate utilization, including due to remote work arrangements, among other things, on OPI and its tenants; competition within the commercial real estate industry, particularly in those markets in which OPI's properties are located; OPI's ability to sell properties at prices it targets and the timing of such sales; OPI's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants; the financial strength of OPI's tenants; OPI's tenant and geographic concentration; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; OPI's credit ratings; OPI's ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; OPI's ability to acquire properties that realize its targeted returns; the ability of OPI's manager, RMR, to successfully manage OPI; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown or failure to increase the government debt ceiling on OPI's ability to collect rents and pay its operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with OPI's related parties, including its Managing Trustees, RMR, Sonesta International Hotels Corporation and others affiliated with them; limitations imposed by and OPI's ability to satisfy complex rules to maintain OPI's qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change, or other manmade or natural disasters beyond OPI's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in OPI's periodic filings. The information contained in OPI's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies other important factors that could cause differences from the forward-looking statements in this presentation. OPI's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon OPI's forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.